Exhibit 10.39

December 11, 2003

VIA: FEDERAL EXPRESS
(Fax No. 949-727-9660)
(Telephone No. 949-743-2029)

Kevin Herzog
Chief Financial Officer
VitalStream Holdings, Inc.
One Jenner, Suite 100
Irvine, CA 92618

RE: AMENDED SECOND LEASE LINE AGREEMENT

Dear Kevin:

BOSTON FINANCIAL & EQUITY CORPORATION ("BF&EC") is pleased to make the following Second Lease Line Agreement ("Agreement") with VitalStream Holdings, Inc., VitalStream, Inc., and VitalStream Broadcasting Corporation, collectively ("VitalStream"), to provide equipment leasing to VitalStream in the amount hereinafter specified and for the period ("Availability Period") and on the terms and conditions hereinafter specified:

   1.   During the Availability Period, we would propose to lease equipment to VitalStream, which equipment, in the aggregate, would have a cost of not more than $500,000. All costs relating to the installation, freight, training, insurance and any other cost related to the acquisition, installation or operation of the leased equipment would be paid directly by VitalStream and would not be included as part of the Agreement.

   2.   The Availability Period commences on December 15, 2003 and expires on December 14, 2004. To the extent leases have not been executed and the purchase orders submitted by BF&EC to the supplier of the proposed leased equipment, and accepted by the supplier during the Availability Period, this Agreement will be of no further effect.

   3.   (a) For each item of equipment leased during the Availability Period and prior to December 31, 2003 the lease will have an initial term of Twenty-Four (24) Months with a monthly rental factor of .04801. * The actual monthly rental will be determined by multiplying the original equipment capitalized cost by the applicable Monthly Rental Factor, plus any monthly maintenance charges. Advance rental payments for Months One (1) and Twenty-Four (24) are due upon execution of each lease schedule.

       (b) For each item of equipment leased thereafter during the Availability Period and after December 31, 2003 the lease will have an initial term of Thirty (30) Months with a monthly rental factor of .03936. * The actual monthly rental will be determined by multiplying the original equipment capitalized cost by the applicable Monthly Rental Factor, plus any monthly maintenance charges. Advance rental payments for Months One (1) and Thirty (30) are due upon execution of each lease schedule.

       (c) Should VitalStream choose not to takedown a minimum of the Two Hundred Thousand Dollars ($200,000) on the availability of the Second Lease Line by December 31, 2003, then for each item of equipment leased the lease will have an initial term of Twenty-Four (24) Months with a monthly rental factor of .04801. * The actual monthly rental will be determined by multiplying the original equipment capitalized cost by the applicable Monthly Rental Factor, plus any monthly maintenance charges. Advance rental payments for Months One (1) and Twenty-Four (24) are due upon execution of each lease schedule.

__________

*These amounts are only estimated Monthly Rental Factors, and they are subject to determination of the actual Monthly Rental Factors effective as of the Commencement Date of each Lease Schedule. The actual Monthly Rental Factors will be indexed to any increases in the yield for U.S. Treasury Notes having one (1) year remaining maturity (the "Treasury Note Yield") occurring from the date of this Proposal to the respective Commencement Date of each Lease Schedule. Accordingly, the actual Monthly Rental Factors will be increased from the above estimates by an amount equal to 1/12 of any increase in the Treasury Note Yield from the current 1.30% Treasury Note Yield in effect as of the date of this Proposal to the Commencement Date of each Lease Schedule. The current Treasury Note Yield is based on the yield for 1.75% U.S. Treasury Notes maturing in December 2004, as reported in The Wall Street Journal on December 9, 2003. Upon commencement of each Lease Schedule, the Monthly Rental Factors therefor will be fixed for the entire term of such Lease Schedule.

Kevin Herzog
VitalStream Holdings, Inc.
December 11, 2003

   4.   The proposed lease transaction is intended to be a true lease. However, at the end of the initial term, VitalStream will have the right, assuming no default and upon no less than Ninety (90) days' written notice, to extend the lease term for an additional Eighteen (18) months at a Monthly Rental Factor of .01195 per month, plus any monthly maintenance charges and a subsequent right, assuming no default and upon no less than Ninety (90) days' written notice, to extend the lease term for an additional Eighteen (18) months at a monthly rental factor of .00661 per month, plus any monthly maintenance charges. Applying the above conditions, VitalStream may return all of the leased equipment subject to a restocking fee equal to Ten Percent (10%) of the original equipment capitalized cost or purchase all of the equipment for Fifteen Percent (15%) of the original equipment capitalized cost, along with the appropriate sales tax, and any outstanding fees or other related charges.

   5.   VitalStream will be responsible for all UCC search and filing fees required to properly document the transaction, and any legal expenses VitalStream may require BF&EC to undertake.

   6.   We reserve the right to require a security deposit equal in amount to Seven and One Half Percent (7.5%) of the aggregate equipment capitalized cost under each lease or lease schedule.

   7.   VitalStream extends to BF&EC the right of first refusal on subsequent equipment needs. Failure to do so will not be considered an event of default under the Master Equipment Lease.

   8.   The documentation to be utilized in connection with each lease transaction pursuant to this Agreement will be BF&EC's Standard Master Equipment Lease, with appropriate lease schedules, as well as a filing of appropriate financing statements to give public notice of the lease transaction, and the delivery by VitalStream of such other instruments, documents and certificates as BF&EC or its counsel may require.

   9.   VitalStream must furnish to BF&EC, on a regular basis, pursuant to the terms of the Master Equipment Lease, financial statements, and at any time as VitalStream's financial condition shall not be satisfactory to BF&EC, in its reasonable discretion, BF&EC may forthwith terminate this Agreement.

   10.   In all events, BF&EC reserves the right to reject VitalStream's request to lease any particular item of equipment. BF&EC's obligation to lease the same to VitalStream, assuming that BF&EC does not reject VitalStream's request, is based upon the availability of the equipment at a price satisfactory to BF&EC.

   11.   This Agreement and the terms and conditions contained herein are confidential and proprietary. VitalStream agrees not to disclose the same to any other party without the prior written consent of BF&EC. BF&EC consents to the filing of this letter and Master Equipment Lease as an exhibit to VitalStream's periodic filings with the SEC.

   12.   This Agreement and the respective obligations herein shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

All provisions of the Master Equipment Lease executed March 18, 2003 between BF&EC and VitalStream are incorporated by reference herein as if set forth fully herein.

A non-refundable fee of Ten Thousand Dollars (2% of Total Lease Line Amount) is required prior to execution of a new lease line.

BF&EC will refund a portion of the 2% fee which is equal to 2% multiplied by the difference between the $500,000 Lease Line amount and the dollar amount of the equipment funded prior to December 31, 2003, provided the minimum aggregate equipment leased is greater than the Two Hundred Thousand Dollars ($200,000).

Kevin Herzog
VitalStream Holdings, Inc.
December 11, 2003

If this Agreement is satisfactory to VitalStream, please accept the same by signing and returning the enclosed counterpart and a check for Ten Thousand Dollars ($10,000), representing the Two Percent (2%) Lease Line Fee. Unless such counterpart and fee is accepted by VitalStream and received by BF&EC on or before December 15, 2003, this Agreement shall be of no further force and effect.

Sincerely,

BOSTON FINANCIAL & EQUITY CORPORATION

/s/ James L. Beauregard

James L. Beauregard, CFA
Executive Vice President

AGREED AND ACCEPTED:		AGREED AND ACCEPTED:
VitalStream Holdings, Inc.		VitalStream, Inc.

/s/	Kevin D. Herzog	/s/	Kevin D. Herzog

	(Signature)		(Signature)

	Kevin D. Herzog		Kevin D. Herzog

	(Print Name)		(Print Name)

	CFO		CFO

	(Title)		(Title)

	12/11/03		12/11/03

	(Date)		(Date)

AGREED AND ACCEPTED:
VitalStream Broadcasting Corporation

/s/	Kevin D. Herzog

(Signature)

Kevin D. Herzog

(Print Name)

CFO

(Title)

12/11/03

(Date)